Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nova Lifestyle Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-193746, 333-205768, 333-249384, 333-261343 and 333-274970) and the Registration Statements on Form S-8 (File Nos. 333-257139, 333-197735 and 333-276082) of Nova LifeStyle, Inc. (the “Company”) of our report dated April 12, 2024, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

San Mateo, California

PCAOB ID: 1171

April 12, 2024